Exhibit 99.1
Century Issues Conditional WARN Notice at Hawesville, KY Smelter

MONTEREY, CA, April 16, 2013 -- Century Aluminum of Kentucky, a wholly owned subsidiary of Century Aluminum Company (NASDAQ: CENX), today issued a conditional notice to employees at its Hawesville, KY aluminum smelter of its intent to curtail 100% of plant operations on August 20, 2013 if the plant cannot secure a competitively priced power contract. The announcement was made pursuant to the federal Worker Adjustment and Retraining Notification Act (WARN). The company also gave conditional notice to terminate its supply contract with its largest customer, the Southwire Company, given the potential plant closure effective August 20.
The WARN notice specifies that the plant will be curtailed unless the company can gain access to competitively priced electric power. If competitively priced electricity cannot be obtained, Century Aluminum of Kentucky will curtail 100% of smelter operations on August 20, 2013, when its current power contract with Big Rivers Electric Corporation expires.
"Hawesville is an excellent plant, with a dedicated and highly skilled workforce and a world class customer base," commented Michael Bless, President and Chief Executive Officer. "We deeply regret the need to issue these notices at this time, and understand the uncertainty this action will cause our valued employees, our local communities and our longstanding partners at Southwire. We remain resolved to finding a solution that will support the plant's continuing operations, and are discussing with the power provider an arrangement that we firmly believe will have no impact on any other ratepayer in the state, today or in the future. That said, time is running short and, without a prompt agreement, we will call upon the elected leaders of the Commonwealth to intervene with a solution to avoid the catastrophic economic impact a plant closure would have on countless communities in western Kentucky. During these difficult times, our people remain dedicated to operating the plant safely and efficiently. These efforts, coupled with a market-based power price, will provide the basis for Hawesville to operate for many years to come."
The Hawesville smelter, located in Hancock County, KY, has a rated capacity of 244,000 tonnes of primary aluminum and employs approximately 750 men and women.
Century Aluminum Company, the parent of Century Aluminum of Kentucky, owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California. More information can be found at www.centuryaluminum.com.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Such risks and uncertainties may include, without limitation, further declines in aluminum prices or increases in our operating costs; worsening of global financial and economic conditions; and our ability to successfully obtain a long-term competitive power arrangement for the Hawesville plant. Forward-looking statements in this press release include statements regarding the future operation of the Hawesville plant and the future effects of any closure of the Hawesville plant. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Contacts:
Mike Dildine (media)
831-642-9364
Shelly Harrison (investors)
831-642-9357